AMENDED AND RESTATED BYLAWS OF

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

A California Corporation

As amended and restated on November 13, 2014

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TABLE OF CONTENTS (continued)

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TABLE OF CONTENTS (continued)

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AMENDED AND RESTATED BYLAWS
OF
SUPERIOR INDUSTRIES INTERNATIONAL, INC.
A California Corporation

As amended and restated on November 13, 2014

Article I

CORPORATE OFFICES

1.1          Principal Office

The principal executive office of Superior Industries International, Inc. (the “Corporation”) shall be located at such place, within or outside the State of California, as the Board of Directors (the “Board”) may from time to time authorize. If the principal executive office is located outside California and the Corporation has one or more business offices in California, then the Board shall fix and designate a principal business office in California.

1.2          Other Offices

The Board may at any time establish branch or subordinate offices at any place or places.

Article II

DIRECTORS

2.1          Powers

Subject to the provisions of the California General Corporation Law (the “Code”), any limitations in the Amended and Restated Articles of Incorporation of the Corporation (the “Articles of Incorporation”) and these Amended and Restated Bylaws (these “Bylaws”) relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

2.2          Number

The authorized number of directors of the Corporation shall be not less than seven (7) nor more than nine (9), each of whom shall be a natural person. The exact number of directors shall be set by resolution of the Board, duly adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or by the shareholders. No reduction in the authorized number of directors shall have the effect of removing any director

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before that director’s term of office expires. The indefinite number of directors may be changed, or a definite number fixed without provision for a variable number, by a duly adopted amendment to the Articles of Incorporation or by amendment to these Bylaws duly adopted by the vote of holders of a majority of the outstanding shares entitled to vote; provided, however, that a proposed amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one.

2.3          Compensation

Directors and members of committees may receive such compensation, if any, for their services, and may be reimbursed for expenses, as fixed or determined by resolution of the Board. This Section 2.3 shall not be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for those services.

2.4          Election, Qualification and Term of Office

Each director shall be elected to hold office until the expiration of the term for which elected and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be shareholders unless so required by the Articles of Incorporation or these Bylaws. The Articles of Incorporation or these Bylaws may prescribe other qualifications for directors.

2.5          Vacancies and Resignations

(a)          A vacancy or vacancies on the Board shall be deemed to exist (i) in the event of the death, resignation or removal of any director, (ii) if the authorized number of directors is increased, (iii) if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting, (iv) if, pursuant to Section 302 of the Code, the Board declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or (v) at the end of the term of an incumbent director who fails to be reelected by approval of the shareholders as set forth in Section 2.4 of these Bylaws.

(b)          Except for a vacancy caused by the removal of a director as provided in Section 2.7 of these Bylaws, a vacancy may be filled by a person selected by a majority of the remaining directors then in office, whether or not less than a quorum, or by a sole remaining director. Vacancies created by the removal of a director shall be filled only by the affirmative vote of shares holding a majority of the voting power represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the voting power required to constitute a quorum).

(c)          The shareholders may elect a director at any time to fill a vacancy or vacancies not filled by the directors.

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(d)          Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation or an effective date determined upon the happening of an event or events. If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective. Acceptance of such resignation shall not be necessary to make it effective.

(e)          No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

2.6          Chairman of the Board and Lead Directors

The Corporation may have at the discretion of the Board, a Chairman of the Board and/or one or more Lead Directors. The Chairman of the Board, if there is one, or a Lead Director, shall have the power to preside at all meetings of the Board and shall have such other powers and shall be subject to such other duties as the Board may from time to time prescribe or as may be prescribed by these Bylaws. If there is more than one Lead Director, the Board may prescribe different responsibilities to each Lead Director.

2.7          Removal

As provided in Section 303 of the Code, the entire Board or any individual director may be removed without cause from office by an affirmative vote of a majority of the outstanding shares entitled to vote; provided, however, that, unless the entire Board is removed, no director shall be removed when the votes cast against removal would be sufficient to elect such director if voted cumulatively (without regard to whether such shares may be voted cumulatively) at an election at which the same total number of votes were cast, and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected. If any or all directors are so removed, new directors may be elected at the same meeting or at a subsequent meeting. If at any time a class or series of shares is entitled to elect one or more directors under authority granted by the Articles of Incorporation, the provisions of this Section 2.7 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

Article III

OFFICERS

3.1          Officers

The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer or a President or both, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 3.3 of these Bylaws. Unless the Articles of Incorporation or these Bylaws provide otherwise, any number of offices may be held by the same person.

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3.2          Appointment of Officers

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3.3 of these Bylaws, shall be chosen by the Board and serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

3.3          Subordinate Officers

The Board may appoint, or may empower the Chairman of the Board, the Chief Executive Officer or the President to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board or such delegatee may from time to time determine.

3.4          Term of Office and Compensation

The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board and may be altered by the Board from time to time at its pleasure, subject to the rights, if any, of an officer under any contract of employment.

3.5          Removal or Resignation

(a)          Subject to the rights, if any, of an officer under any contract of employment, all officers serve at the pleasure of the Board and any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

(b)          Any officer may resign at any time upon written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise necessary to make it effective, the acceptance of the resignation shall not be necessary to make it effective.

3.6          Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed by these Bylaws for regular appointments to that office.

3.7          Chief Executive Officer

The powers and duties of the Chief Executive Officer are:

(a)          To act as the general manager and chief executive officer of the Corporation and, subject to the direction of the Board, to have general supervision, direction and control of the business and affairs of the Corporation.

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(b)          To affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

3.8          President

The powers and duties of the President are:

(a)          To act as a general manager of the Corporation and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation.

(b)          To affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the President, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

3.9          President Pro Tem

If none of the Chairman of the Board, any Lead Director, the Chief Executive Officer, the President, or any Vice President is present at any meeting of the Board, a President pro tem may be chosen by the Board to preside and act at that meeting. If none of the Chief Executive Officer, the President or any Vice President is present at any meeting of the shareholders, a President pro tem may be chosen to preside at such meeting.

3.10          Vice President

The titles, powers and duties of the Vice President or Vice Presidents shall be prescribed by the Board. In the absence, disability or death of the Chief Executive Officer or the President, the Vice President, or one of the Vice Presidents, shall exercise all of his or her powers and perform all of his or her duties. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the Chief Executive Officer or the President shall be as fixed by the Board.

3.11          Secretary

The powers and duties of the Secretary are:

(a)          Pursuant to Section 1500 of the Code, to keep a book of minutes at the principal executive office of the Corporation, or such other place as the Board may order, of all meetings of the Board, its committees and the shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of

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those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

(b)          To keep the seal of the Corporation and to affix the same to all instruments which may require it.

(c)          Pursuant to Section 1500 of the Code, to keep or cause to be kept at the principal executive office of the Corporation, or at the office of the transfer agent or agents, a record of the shareholders of the Corporation, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder, the number and date of any certificates issued for shares, appropriate records with respect to uncertificated shares issued, the number and date of cancellation of every certificate surrendered for cancellation and the number and date of every replacement certificate or the appropriate records for uncertificated shares issued for surrendered, lost, stolen or destroyed certificates.

(d)          To keep a supply of certificates for shares of the Corporation, to fill in and sign all certificates issued or prepare the initial transaction statement or written statements for uncertificated shares, and to make a proper record of each such issuance; provided that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e)          To transfer upon the share books of the Corporation or in accordance with a direct registration program as provided in Section 7.4(b) of these Bylaws any and all shares of the Corporation; provided that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each share shall be subject to the reasonable regulations of the transfer agent to which the shares are presented for transfer and, also, if the Corporation then has one or more duly appointed and acting registrars, subject to the reasonable regulations of the registrar to which a new certificate or a new issuance of shares is presented for registration; and provided, further, that no shares shall be issued, recorded or delivered or, if issued, recorded or delivered, shall have any validity whatsoever until and unless such shares have been signed or authenticated, as applicable, in the manner provided in Section 7.4 of these Bylaws.

(f)          To make service and publication of all notices that may be necessary or proper and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the Chief Executive Officer, the President or a Vice President, or by any person thereunto authorized by either of them or by the Board or by the holders of a majority of the outstanding shares of the Corporation.

(g)          Generally to do and perform all such duties as pertain to such office and as may be required by the Board or these Bylaws.

3.12          Chief Financial Officer

The powers and duties of the Chief Financial Officer are:

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(a)          To supervise and control the keeping and maintaining of adequate and correct accounts of the Corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

(b)          To have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation and, at his or her discretion, to cause any or all thereof to be deposited for the account of the Corporation with such depository as may be designated from time to time by the Board.

(c)          To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid for the account of the Corporation.

(d)          To disburse, or cause to be disbursed, all funds of the Corporation as may be directed by the Chief Executive Officer, the President or the Board, taking proper vouchers for such disbursements.

(e)          To render to the Chief Executive Officer, the President or the Board, whenever any of them may require, accounts of all transactions as Chief Financial Officer and of the financial condition of the Corporation.

(f)          Generally to do and perform all such duties as pertain to such office and as may be required by the Board or these Bylaws.

Article IV

COMMITTEES

4.1          Committees of the Board of Directors

The Board may, by resolution of the Board adopted by a majority of the total number of authorized directors designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee shall have authority to act in a manner and to the extent provided in the resolution of the Board and may have all the authority of the Board, except with respect to:

(a)          the approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;

(b)          the filling of vacancies on the Board or in any committee;

(c)          the fixing of compensation of any director or directors for serving on the Board or on any committee;

(d)          the amendment or repeal of these Bylaws or the adoption of new bylaws;

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(e)          the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)          a distribution to the shareholders of the Corporation, except at a rate, in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board; and

(g)          the appointment or designation of any other committee of the Board or the members thereof.

Article V

MEETINGS OF SHAREHOLDERS

5.1          Place of Meetings

(a)          All annual or other meetings of the shareholders of the Corporation shall be held at the principal executive office for the transaction of business of the Corporation, or at any place within or without the State of California, which may be designated from time to time by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

(b)          A meeting of the shareholders may be conducted in whole or in part, by electronic transmission by and to the Corporation as provided in Code Sections 20 and 21 or by electronic video screen communication if:

(i)          the Corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read and hear the proceedings of the meeting concurrently with those proceedings; and

(ii)          if any shareholder votes or takes other action at the meeting by means of electronic transmission to the Corporation or electronic video screen communication, the Corporation maintains a record of the vote or action and any shareholder votes or other shareholder action is taken at the meeting.

Any request by the Corporation to a shareholder under Section 20(b) of the Code for consent to conduct a meeting of shareholders by electronic transmission by and to the Corporation must include a notice that absent consent of the shareholder pursuant to Section 20(b) of the Code, the meeting will be held at a physical location.

5.2          Annual Meetings

The annual meeting of shareholders shall be held on a date and at a time designated by the Board from time to time by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The annual

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meeting shall be held for the purpose of electing directors and the transaction of any other business that is properly brought before the meeting in accordance with these Bylaws.

5.3          Special Meetings

(a)          Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the Chief Executive Officer, the President or by one or more holders of shares entitled to cast not less than ten percent (10%) of the votes on the record date established pursuant to Section 5.9 of these Bylaws (the “Requisite Holders”).

(b)          For a special meeting of shareholders to be properly called at the request of the Requisite Holders, the request must be in writing and must be sent by registered mail to the Chief Executive Officer, President, Vice President or Secretary, or delivered to any such officer in person, and must include, as applicable, the information required by Section 5.14 of these Bylaws. It shall be the duty of such officer, subject to the immediately succeeding sentence, to cause notice to be given to the shareholders entitled to vote indicating that a meeting has been requested by the Requisite Holders, the date of which meeting shall be set by such officer, to be not less than thirty-five (35) days nor more than sixty (60) days after the date of receipt of such request or, if applicable, determination of the validity of such request pursuant to the immediately succeeding sentence. Within seven (7) days after receiving such a written request from a shareholder or shareholders of the Corporation, the Board shall determine whether holders of shares entitled to cast not less than ten percent (10%) of the votes as of the record date established pursuant to Section 5.9 of these Bylaws for such request support the call of a special meeting and notify the requesting party or parties of its finding, which notification will not constitute notice of the special meeting. If the notice of the special meeting is not given within twenty (20) days after receipt of the request, the person(s) entitled to call the meeting may give the notice. Nothing contained in this Section 5.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held.

(c)          At any special meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the special meeting. For business to be properly brought before a special meeting, it must be (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the special meeting by or at the direction of the Board, or (3) otherwise properly requested to be brought before a special meeting requested by the Requisite Holders in accordance with these Bylaws; provided, however, notwithstanding anything in these Bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at any shareholder requested special meeting.

5.4          Notice of Meetings

Notice of any meeting of shareholders shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat by the Secretary or an Assistant Secretary, or other person charged with that duty, or if there is no such officer or person, or in case of his or her neglect or refusal, by any director or shareholder. The notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be

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transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but any proper matter may be presented at the meeting for such action except as otherwise provided by Section 601(f) of the Code. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election. If the meeting is to be held in whole or in part by electronic transmission, the notice shall state the means of electronic transmission by and to the Corporation or electronic video screen communication, if any, by which shareholders may participate in the meeting.

5.5          Manner of Giving Notice; Affidavit of Notice

Written notice shall be given by the Corporation to any shareholder, either (a) personally or (b) by mail or other means of written communication (including electronic transmission by the Corporation), charges prepaid, addressed to such shareholder at such shareholder’s physical or electronic address appearing on the books of the Corporation or given by such shareholder to the Corporation for the purpose of notice. If a shareholder gives no address or no such address appears on the books of the Corporation, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is located, or if published at least once in a newspaper of general circulation in the county in which such office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail, postage prepaid, or sent by other means of written communication and addressed as hereinbefore provided. An affidavit of delivery or mailing, or other authorized means of transmitting, of any notice in accordance with the provisions of this Section 5.5, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice. If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice to all other shareholders. Notice given by electronic transmission by the Corporation as provided above shall only be valid if it complies with Section 20 of the Code. Notice shall not be given by electronic transmission by the Corporation after either one of the following: (i) the Corporation is unable to deliver two (2) consecutive notices to the shareholder by that means or (ii) the inability to so deliver such notices to the shareholder becomes known to the Secretary, any Assistant Secretary, the transfer agent, or other person responsible for the giving of the notice.

5.6          Consent to Shareholders’ Meetings

The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of

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the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, except as to approval of contracts between the Corporation and any of its directors under Code Section 310, certain amendments of the Articles of Incorporation under Code Section 902, approval of a plan of conversion under Code Section 1152, reorganization of the Corporation under Code Section 1201, winding up the affairs of the Corporation under Code Section 1900, and certain distributions in dissolution other than cash to holders of preferred shares under Code Section 2007.

5.7          Quorum

The presence in person or by proxy of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. Shares shall not be counted to make up a quorum for a meeting if voting of such shares at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

5.8          Adjourned Meetings

Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, except as provided in Section 5.7 of these Bylaws, in the absence of a quorum, no other business may be transacted at such meeting. When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if its time and place (or the means of electronic transmission by and to the Corporation or electronic video screen communication, if any, by which the shareholders may participate) are announced at the meeting at which the adjournment is taken. When a meeting is adjourned for more than forty-five (45) days or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the time and place of the adjourned meeting shall be given to each shareholder of record entitled to vote at a meeting. At any adjourned meeting the shareholders may transact any business which might have been properly transacted at the original meeting.

5.9          Record Date for Shareholder Notice; Voting

(a)          In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days before any other action. Only shareholders of record at the close of business

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on the record date are entitled to notice of, and to vote at, a meeting of shareholders, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or the Code. In the absence of any contrary provision in the Articles of Incorporation or in any applicable statute relating to the election of directors or to other particular matters, each such person shall be entitled to one vote for each share.

(b)          A determination of the shareholders of record entitled to notice of, and to vote at, a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

(c)          If the Board does not so fix a record date, the record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(d)          Except as otherwise required by the Code or the Articles of Incorporation, in all matters other than the election of directors, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or Articles of Incorporation.

5.10          No Action by Written Consent.

In accordance with Article VI of the Articles of Incorporation, any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of this Corporation and may not be effected by any consent in writing by such shareholders.

5.11          Election of Directors.

Except as otherwise required by the Code or the Articles of Incorporation, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Elections of directors need not be by ballot except upon demand made by a shareholder at the meeting and before the voting begins.

5.12          Proxies

(a)          Every person entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person’s duly authorized agent and filed with the Secretary. No proxy shall be valid (i) after revocation thereof, unless the proxy is specifically made irrevocable and otherwise conforms to this Section 5.12 and applicable law, or (ii) after the expiration of eleven (11) months from the date thereof,

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unless the person executing it specifies therein the length of time for which such proxy is to continue in force. Revocation may be effected by a writing delivered to the Secretary stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, a written notice of such death or incapacity is received by the Corporation.

(b)          A proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by any of the following or a nominee of any of the following: (i) a pledgee, (ii) a person who has purchased or agreed to purchase or holds an option to purchase the shares or a person who has sold a portion of such person’s shares in the Corporation to the maker of the proxy, (iii) a creditor or creditors of the Corporation or the shareholder who extended or continued credit to the Corporation or the shareholder in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing the credit, (iv) a person who has contracted to perform services as an employee of the Corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for, or (v) a person designated by or under a close Corporation shareholder agreement or a voting trust agreement. In addition, a proxy may be made irrevocable if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events which, by its terms, discharge the obligation secured by it.

(c)          Notwithstanding the period of irrevocability specified, the proxy becomes revocable when the pledge is redeemed, the option or agreement to purchase is terminated or the seller no longer owns any shares of the Corporation or dies, the debt of the Corporation or the shareholder is paid, the period of employment provided for in the contract of employment has terminated or the close Corporation shareholder agreement or the voting trust agreement has terminated. In addition, a proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears on the certificate representing such shares or, in the case of uncertificated shares, on the initial transaction statement and written statements.

(d)          Every form of proxy, which provides an opportunity to specify approval or disapproval with respect to any proposal, shall also contain an appropriate space marked “abstain”, whereby a shareholder may indicate a desire to abstain from voting his or her shares on the proposal. A proxy marked “abstain” by the shareholder with respect to a particular proposal shall not be voted either for or against such proposal. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a shareholder “withhold” or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director.

5.13          Inspectors of Elections

Before any meeting of shareholders, the Board may appoint any persons other than

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nominees for office to act as inspectors of election at the meeting or its adjournment. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (l) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares represented in person or by proxy at the meeting, shall determine whether one (l) or three (3) inspectors are to be appointed. If there are three inspectors, the decision, act, or certificate of a majority is effective in all respects as the decision, act or certificate of all. The duties of inspectors shall be as prescribed by Code Section 707(b) and shall include the following:

(a)          determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)          receive votes or ballots;

(c)          hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)          count and tabulate all votes;

(e)          determine when the polls shall close;

(f)          determine the result; and

(g)          do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

5.14          Advance Notice of Shareholder Business and Nominations

(a)          Advance Notice of Shareholder Business. At any annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s notice of meeting, given by or at the direction of the Board, as included in its proxy materials (or any supplement thereto) with respect to such meeting, (B) by or at the direction of the Board or any duly authorized committee thereof, or (C) by any shareholder of the Corporation who (1) is a shareholder of record at the time that the notice required by this Section 5.14(a) is delivered to the Secretary of the Corporation and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 5.14(a). In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these Bylaws and under the Code. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, for the avoidance of

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doubt, clause (C) above shall be the exclusive means for a shareholder to bring business before an annual meeting of shareholders.

(i)          To comply with clause (C) of Section 5.14(a) above, a shareholder’s notice with respect to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before the meeting must set forth all information required under this Section 5.14(a) and must be timely received by the Secretary of the Corporation. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred twentieth (120th) day prior to the one-year anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the one-year anniversary of the date of the preceding year’s annual meeting, then, for notice by the shareholder to be timely, it must be so received by the Secretary not earlier than the close of business on the one-hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting, or (ii) the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Section 5.14(a)(i). For purposes of these Bylaws, “Public Announcement” shall mean disclosure (a) in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, (b) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (c) in a notice pursuant to the applicable rules of a stock exchange on which the securities of the Corporation are listed, (d) in a notice published on the Corporation’s website, or (e) another method of broad-based dissemination.

(ii)          To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter of business the shareholder intends to bring before the meeting: (1) a brief description of the business intended to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, (4) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (as defined below), (5) the class or series and number of shares of the capital stock of the Corporation that are, directly or indirectly, held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions with respect to shares of capital stock of the Corporation held or beneficially held by or on behalf of such shareholder or any Shareholder Associated Person, (6) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such

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shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, (7) any material interest of the shareholder or any Shareholder Associated Person in such business, (8) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among the shareholder and any Shareholder Associated Person or (y) between or among the shareholder or any Shareholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or any Shareholder Associated Person or other person or entity), (9) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (10) a representation whether such shareholder or any Shareholder Associated Person intends or is part of a group that intends (aa) to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (bb) otherwise to solicit proxies from shareholders in support of such proposal (such information provided and statements made as required by clauses (1) through (10), a “Business Solicitation Statement”). In addition, to be in proper written form, a shareholder’s notice to the Secretary must be supplemented not later than ten (10) days following the record date for notice of the meeting to disclose the information contained in clauses (5) and (6) above as of the record date for notice of the meeting. For purposes of this Section 5.14, a “Shareholder Associated Person” of any shareholder shall mean (i) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made, (ii) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner, (iii) any person controlling, controlled by or under common control with any person referred to in the preceding clauses (i) and (ii), and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective Affiliates or Associates) is Acting in Concert (as defined below). A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately and directly or indirectly, including through counsel), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy solicitation statement filed with the SEC on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(iii)          Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 5.14(a) and, if

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applicable, Section 5.14(b). In addition, business proposed to be brought by a shareholder may not be brought before the annual meeting if such shareholder or a Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 5.14(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b)          Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 5.14(b) shall be eligible for election or re-election as directors at an annual meeting of shareholders. Nominations of persons for election or re-election to the Board of the Corporation shall be made at an annual meeting of shareholders only (1) by or at the direction of the Board or (2) by a shareholder of the Corporation who (a) was a shareholder of record at the time that the notice required by this Section 5.14(b) is delivered to the Secretary of the Corporation and on the record date for the determination of shareholders entitled to vote at the annual meeting and who is entitled to vote at the meeting and upon such election, and (b) has timely complied in proper written form with the notice procedures set forth in this Section 5.14(b).

(i)          To comply with clause (2) of Section 5.14(b) above, a nomination to be made by a shareholder must set forth all information required under this Section 5.14(b) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with, the final three sentences of Section 5.14(a)(i) above. In the event that the number of directors to be elected to the Board of the Corporation at an annual meeting is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 5.14(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

(ii)          To be in proper written form, such shareholder’s notice to the secretary must set forth:

(1)          as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of

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transactions have been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (F) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under California law with respect to the Corporation and its shareholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director in an election contest, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be); and

(2)          as to such shareholder giving notice, (A) the information required to be provided pursuant to clauses (4) through (9) of Section 5.14(a)(ii) above, and the supplement referenced in the second sentence of Section 5.14(a)(ii) above (except that the references to “business” or “proposal” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether such shareholder or Shareholder Associated Person intends or is part of a group that intends (aa) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such shareholder or Shareholder Associated Person to be necessary to elect or re-elect such nominee(s) or (bb) otherwise to solicit proxies from shareholders in support of the election or re-election of such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(iii)          At the request of the Board, any person nominated by a shareholder for election or re-election as a director must furnish to the Secretary of the Corporation (a) that information required to be set forth in the shareholder’s notice of nomination of such person as a director updated as of a date subsequent to the date on which the notice of such person’s nomination was given, and (b) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an “independent director” or “audit committee financial expert” of the Corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation and (c) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this Section 5.14(b).

(iv)          Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 5.14(b). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation

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Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c)          Advance Notice of Director Nominations for Special Meetings.

(i)          In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, nominations of persons for election or re-election to the Board shall be made only (1) by or at the direction of the Board or any duly authorized committee thereof or (2) by any shareholder of the Corporation who (A) is a shareholder of record (i) at the time the notice provided for in this Section 5.14(c) is delivered to the Secretary of the Corporation and (ii) on the record date for the determination of shareholders entitled to vote at the special meeting, and who is entitled to vote at the meeting and upon such election, and (B) delivers a timely written notice of the nomination to the Secretary of the Corporation that includes the information set forth in Section 5.14(b)(ii) and Section 5.14(b)(iii) above. A nominee shall not be eligible for election at a special meeting of shareholders if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(ii)          To be timely, such advance notice of director nominations must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected or re-elected at such meeting. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(iii)           Any shareholder or shareholders seeking to call a special meeting of shareholders pursuant to, and in accordance with, Article 5, Section 5.3, of these Bylaws shall provide information comparable to that required by the preceding Sections 5.14(a) and Section 5.14(b), to the extent applicable, in any request for a special meeting of shareholders made pursuant to such Article and Section.

(d)          General.

(i)          Only such persons who are nominated in accordance with the procedures set forth in this Section 5.14 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be

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conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5.14.

(ii)          A shareholder providing notice of any business proposed to be conducted, or the nomination of one or more candidates for election to the Board for consideration, at a meeting shall further update and supplement such notice, if necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 5.14 shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary of the Corporation not later than five (5) Business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true and correct in all material respects.

(iii)          If the information submitted pursuant to this Section 5.14 by any shareholder proposing business or the nomination of one or more candidates for election to the Board for consideration at a meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 5.14. Upon written request by the Secretary of the Corporation, the Board or any committee thereof, any shareholder proposing business for consideration at a meeting shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 5.14. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 5.14.

(iv)          Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (1) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 5.14 and (2) if any proposed nomination or business was not made or proposed in compliance with this Section 5.14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(v)          Notwithstanding the foregoing provisions of this Section 5.14, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5.14, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(vi)          Nothing in this Section 5.14 shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act

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(and any proposal included in the Corporation’s proxy statement pursuant to such Rule shall not be subject to any of the advance notice requirements in this Section 5.14) or (b) of the holders of any series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Articles of Incorporation.

5.15          Conduct of Meetings.

(a)          Officers of the Meeting. The Chairman of the Board, or in the absence of the Chairman, the President, or in their absence, the Vice Chairman, or if no such officer is present, a director designated by the Board, shall call meetings of the shareholders to order and shall act as chairman of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting of the shareholders, but in the absence of the Secretary and Assistant Secretary at a meeting of the shareholders the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)          Order of Business. The chairman of the meeting shall have the right to determine the order of business at the meeting.

(c)          Meeting Protocol. To the maximum extent permitted by applicable law, the Board shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to shareholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to shareholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a shareholder or a proxy for a shareholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such shareholder; (v) limiting the time allotted to questions or comments by participants; (vi) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; and (viii) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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Article VI

MEETINGS OF DIRECTORS

6.1          Place of Meetings

Meetings (whether regular, special or adjourned) of the Board shall be held at the principal office of the Corporation for the transaction of business, as specified in accordance with Section 1.1 of these Bylaws, or at any other place within or without the State of California which has been designated from time to time by resolution of the Board or which is designated in the notice of the meeting. Any meeting (whether regular, special or adjourned) may be held by conference telephone, electronic video screen communication or electronic communication by and to the Corporation. Participation in a meeting through the use of conference telephone or electronic video screen communication pursuant to this Section 6.1 constitutes presence in person at that meeting so long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the Corporation (other than conference telephone and electronic video screen communication), pursuant to this Section 6.1 constitutes presence in person at that meeting if both of the following apply:

(a)          each member participating in the meeting can communicate with all of the other members concurrently; and

(b)          each member is provided the means of participating in all matters before the Board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the Corporation.

(c)          the Corporation adopts and implements some means of verifying both of the following:

(i)          A person participating in the meeting is a director or other person entitled to participate in the meeting; and

(ii)          All actions of, or votes by, the Board are taken or cast only by the directors and not by persons who are not directors.

6.2          Regular Annual Meeting; Regular Meetings

After the adjournment of each annual meeting of the shareholders, the Board shall hold a regular meeting (which regular directors’ meeting shall be designated the “Regular Annual Meeting”) and no notice need be given for the Regular Annual Meeting unless the Regular Annual Meeting is not held at the principal place of business provided at Section 1.1 of these Bylaws. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Board.

6.3          Special Meetings

Special meetings of the Board may be called at any time by the Chairman of the Board, if any, the Lead Director, if any, the Chief Executive Officer, the Secretary or by a majority of the

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authorized number of directors.

6.4          Notice of Special Meetings

Special meetings of the Board shall be held upon no less than four (4) days’ notice by mail or forty-eight (48) hours’ notice delivered personally or by telephone to each director, including by a voice messaging system or by electronic transmission by the Corporation.

6.5          Quorum

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided by Section 6.6 of these Bylaws. Every act by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to the provisions of Section 310 of the Code (as to the approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to the appointment of committees), Section 317(e) of the Code (as to the indemnification of directors), the Articles of Incorporation, these Bylaws or other applicable law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

6.6          Adjournment

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for over twenty-four (24) hours, notice of any adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

6.7          Waiver and Notice of Consent

Notice of a meeting need not be given to a director who provides a waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting in writing, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

6.8          Action without a Meeting

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted by law to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing or by electronic transmission to such action. Such writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the Board. Such filing shall be in paper form if the minutes or proceedings of the Board are maintained in paper form and shall be in electronic form in the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

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6.9          Committees

The provisions of this Article VI also apply to committees of the Board and action by such committees, mutatis mutandis.

Article VII

GENERAL MATTERS

7.1          Record Date for Purposes Other than Notice and Voting

For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a shareholders’ meeting), the Board may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action. Only shareholders of record at the close of business on the record date are entitled to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided for in the Articles of Incorporation or the Code.

7.2          Instruments in Writing

All checks, drafts, other orders for payments of money, notes or other evidences of indebtedness of the Corporation, and all written contracts of the Corporation, shall be signed by such officer or officers, agent or agents, as the Board may from time to time designate. No officer, agent, or employee of the Corporation shall have the power to bind the Corporation by contract or otherwise unless authorized to do so by these Bylaws or by the Board.

7.3          Shares Held by the Corporation

Shares in other corporations standing in the name of the Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corporation by any officer of the Corporation authorized to do so by resolution of the Board. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or by power of attorney duly executed by such person having the authority.

7.4          Certificated and Uncertificated Shares

(a)          Certificates for the shares of stock of the Corporation shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the Secretary or any Assistant Secretary, and if so issued shall be in such form as is consistent with the Articles of Incorporation and applicable law. Any such certificates shall be signed by, or in the name of the Corporation by, the Chief Executive Officer or the President and by the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer transfer, agent or registrar before such certificate

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is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

(b)          Notwithstanding any other provision in these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the United States Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefore have been surrendered to the Corporation.

7.5          Lost Certificates

Except as provided in this Section 7.5, no new shares shall be issued to replace a previously issued certificate unless the certificate is surrendered to the Corporation or its transfer agent or registrar and cancelled at the same time. When the owner of any certificate for shares of the Corporation claims that the certificate has been lost, stolen or destroyed, uncertificated shares, in accordance with Section 7.4(b) above, shall be issued in place of the original certificate if the owner (a) so requests before the Corporation has notice that the original certificate has been acquired by a bona fide purchaser, (b) files with the Corporation an indemnity bond in such form and in such amount sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement shares, and (c) satisfies any other reasonable requirements imposed by the Corporation. The Board may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

7.6          Certification and Inspection of Bylaws

The Corporation shall keep at its principal executive or business office the original or a copy of these Bylaws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

7.7          Interpretation

Reference in these Bylaws to any provision of the Code shall be deemed to include all amendments thereof.

7.8          Construction

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Code shall govern the construction of these Bylaws. Without limiting the generality of the provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person. The term “Chief Executive Officer” shall be equivalent to the term “President” under the Code.

Article VIII

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CONSTRUCTION OF BYLAWS WITH REFERENCE TO PROVISIONS OF LAW

8.1          Bylaw Provisions Additional and Supplemental to Provisions of Law

All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

8.2          Bylaw Provisions Contrary to or Inconsistent with Provisions of Law

Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 8.1 of these Bylaws, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws, and each article, section, subsection, subdivision, sentence, clause, or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

Article IX

ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

9.1          By Shareholders

As provided by Article IX of the Articles of Incorporation, these Bylaws may be adopted, amended or repealed by the vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. Any bylaws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by the shareholders; provided, however, that a bylaw or amendment of the Articles of Incorporation reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.

9.2          By the Board

Subject to the right of shareholders to adopt, amend or repeal these Bylaws, other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, these Bylaws may be adopted, amended or repealed by the Board. A bylaw adopted by the shareholders may restrict or eliminate the power of the Board to adopt, amend or repeal these Bylaws.

Article X

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INDEMNIFICATION

10.1          Right to Indemnification.

(a)          Each person who was or is made a party to, is threatened to be made a party to, is asked to provide testimony in connection with, or is involuntarily involved in, any Proceeding (as defined below), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was serving or had agreed to serve in an Official Capacity (as defined below) or, while serving while in an Official Capacity for the Corporation, is or was serving or had agreed to serve at the request of the Corporation in an Official Capacity of another Corporation, partnership, limited liability company, joint venture, trust, or other enterprise (“Other Enterprise”) in any capacity, whether the basis of a Proceeding is an alleged action in an Official Capacity or in any other capacity while serving in an Official Capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all Expenses (as defined below) actually and reasonably incurred by such person in connection therewith.

(b)          The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit, investigation, inquiry, hearing, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal, including, without limitation, actions by or in the right of the Corporation, a class of its security holders or otherwise.

(c)          The term “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect losses, liabilities, expenses, including fees and expenses of attorneys, fees and expenses of accountants, fees and expenses of public relations consultants and other advisors, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines and amounts paid in settlement and all other disbursements or expenses of the types customarily incurred in connection with (i) the investigation, prosecution, defense, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any voluntary or required interviews or depositions related to a Proceeding, and (iv) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article X.

(d)          The term “Official Capacity” shall mean service as a director or officer of the Corporation or service, at the request of the Corporation while serving in an Official Capacity for the Corporation, as a director, officer, partner, member employee, agent or other representative of an Other Enterprise.

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(e)          The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(f)          The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this Article X.

10.2          Contract Rights. The right to indemnification and the advancement of Expenses conferred in this Article X shall be in the nature of a contract between the Corporation and each such director or officer and the contract rights thereunder shall be deemed to vest immediately upon the commencement of such person’s service to the Corporation or, at the request of the Corporation, to an Other Enterprise. Such “contract rights” may not be modified retroactively as to any present or former director or officer without the consent of each such director or officer. Any amendment, modification, alteration or repeal of this Article X that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnified person or his or her successors to indemnification, advancement of Expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

10.3          Advancement of Expenses.

(a)          The right to indemnification conferred in this Article X shall include the right to be paid by the Corporation the Expenses incurred in defending a Proceeding in advance of its final disposition; provided, however, that, if the Code requires, the payment of such Expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The indemnified person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.

(b)          Except as otherwise provided in the Code or this Section 10.3, the Corporation shall not impose on the indemnified person additional conditions to the advancement of Expenses or require from the indemnified person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the indemnified person’s ability to repay the Expenses.

(c)          Advancements of Expenses pursuant to this subsection shall not require approval of the Board or the shareholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses,

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of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this subsection.

(d)          Advancements of Expenses shall be made within twenty (20) calendar days after receipt by the Corporation of a statement or statements requesting such advancements from time to time.

(e)          Advancements of Expenses shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

(f)          The right to advancement of Expenses shall not apply to (i) any action, suit or proceeding against an agent brought by the Corporation and approved by a majority of the authorized members of the Board which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its shareholders, or (ii) any claim for which indemnification is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 10.4(a)(ii) or Section 10.4(a)(iii) prior to a determination that the person is not entitled to be indemnified by the Corporation.

10.4          Limitations on Indemnification.

(a)          Except as otherwise required by the Code or the Articles of Incorporation, the Corporation shall not be obligated to indemnify any person pursuant to this Article X in connection with any Proceeding (or any part of any Proceeding):

(i)          for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)          for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)          for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)          initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under

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applicable law, (c) otherwise made under Section 10.7 hereof or (d) otherwise required by applicable law; or

(v)          if prohibited by applicable law.

10.5          Amendments. No amendment to or repeal of this Article X shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

10.6          Continuation of Indemnification. The indemnification and advancement of Expenses provided by this Article X to any current or former directors or officers of the Corporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent or otherwise serve in an Official Capacity for the Corporation or an Other Enterprise and shall inure to the benefit of the heirs, executors, and administrators of such a person.

10.7          Indemnification Claims; Determination.

(a)          To obtain indemnification under this Article X, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by the Board by majority vote of a quorum consisting of Disinterested Directors (as defined in Section 10.1 of this Article X); (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (in which all directors, whether or not Disinterested Directors, may participate) consisting solely of two or more Disinterested Directors; (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in Section 10.1 of this Article X) selected by the Board prescribed in (i) above or by the committee of the Board prescribed in (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the claimant; or if a quorum of the Board cannot be obtained for (a) above and the committee cannot be designated under (b) above, selected by majority vote of the full Board (in which directors who are parties may participate); or (iii) if such Independent Legal Counsel determination cannot be obtained, by majority vote of a quorum consisting of shareholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of shareholders who are not parties to the Proceeding. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) calendar days after such determination.

(b)          (i) If a claim for indemnification under this Article X is not paid in full by the Corporation within thirty (30) calendar days after a written claim pursuant to Section 10.7(a) above has been received by the Corporation, or (ii) if a request for advancement of Expenses under this Article X is not paid in full by the Corporation within ten (10) calendar days after a statement pursuant to Section 10.3 above and the required undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction to recover the unpaid amount of the claim for

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indemnification or request for advancement of Expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of Expenses. It shall be a defense to any such action that, under the Code or other applicable law, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of Expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the Code or other applicable law, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)          The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(d)          If a Determination shall have been made pursuant to Section 10.7(a) above that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 10.7(b) above.

(e)          The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 10.7(b) above that the procedures and presumptions of this bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this bylaw.

10.8          Procedures For Determination Of Whether Standards Have Been Satisfied.

(a)          Costs. All costs of making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying (i) all reasonable Expenses incurred by the indemnified person to enforce the indemnification rights provided pursuant to this Article X, including, but not limited to, the costs incurred by the indemnified person to obtain court-ordered indemnification pursuant to Section 10.7 hereof regardless of the outcome of any such application or Proceeding, and (ii) all costs of defending any suits or Proceedings challenging payments to the indemnified person under these Bylaws.

(b)          Timing of the Determination. The Corporation shall use its best efforts to make the Determination contemplated by Section 10.7 hereof promptly.

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(i)          if the Determination is to be made by the Board or a committee thereof, such Determination shall be made not later than fifteen (15) business days after a written request for a Determination (a “Request”) is delivered to the Corporation by the Indemnitee;

(ii)          if the Determination is to be made by Independent Counsel, such Determination shall be made not later than thirty (30) days after a Request is delivered to the Corporation by the indemnified person; and

(iii)          if the Determination is to be made by the shareholders of the Corporation, such Determination shall be made not later than ninety (90) days after a Request is delivered to the Corporation by the indemnified person.

10.9          Non-Exclusivity of Rights. The indemnification, advancement of Expenses and other rights conferred in this Article X shall not be exclusive of any other rights which any director, officer, employee or agent may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent the additional rights to indemnification are authorized in the Articles of Incorporation of the Corporation. Nothing contained in this section shall affect any rights to indemnification to which any agents of the Corporation may be entitled to by contract or otherwise.

10.10          Reliance. Persons who after the date of the adoption of this provision in Article X serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article X.

10.11          No Imputation. The knowledge and/or actions, or failure to act, of any other officer, director, employee or agent of the Corporation or an Other Enterprise shall not be imputed to an indemnified person for purposes of determining the right to indemnification under this Article X.

10.12          Insurance. In furtherance and not in limitation of the powers conferred by statute:

(a)          the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any Expense whether or not the Corporation would have the power to indemnify the person against that Expense, liability or loss under the Code.

(b)          The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

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10.13          Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, including the right to be paid by the Corporation the Expenses incurred in defending a Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X or otherwise with respect to the indemnification and advancement of Expenses of directors and officers of the Corporation.

10.14          Savings Clause. If this Article X or any provision hereof shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each section and subsection of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired hereby, and (b) to the fullest extent possible and permitted by law, the provisions of this Article X (including, without limitation, each portion of any section or subsection of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give maximum effect to the intent manifested by the provision held to be invalid, illegal or unenforceable.

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SUPERIOR INDUSTRIES INTERNATIONAL, INC.

CERTIFICATE OF AMENDMENT OF BYLAWS

The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of Superior Industries International, Inc., a California Corporation (the “Corporation”), and that the foregoing bylaws were amended and restated on November 13, 2014, by the Corporation’s Board of Directors.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of November 13, 2014.

/s/ Paula Winner Barnett
Paula Winner Barnett
Secretary